Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                           FEDERATED SERVICES COMPANY
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900

                               December 18, 1995



FTI Funds
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Gentlemen:

Federated Services Company agrees to purchase 10,000 shares of FTI Global Bond Fund (a portfolio of the FTI Funds) at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Services Company has no present intention of redeeming these shares.

                                   Very truly yours,



                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Assistant Secretary
                                   Federated Services Company